SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

McDonald’s Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

McDonald’s Corporation

Annual Meeting of Shareholders

Thursday, May 25, 2006 at 9:00 a.m. Central Time

The Lodge—Prairie Ballroom

McDonald’s Office Campus

Oak Brook, Illinois

Control Number: xxxx

Holder Account Number: xxxx

Proxy Access Number: xxxx

Dear Shareholder,

Re: [Insert registered shareholder name]

As you may recall, you consented to receive future copies of McDonald’s summary annual report, annual financial information, annual meeting notice and proxy statement, and proxy card via the Internet. This email provides the information you will need to view the annual meeting materials online and vote your shares for McDonald’s 2006 Annual Shareholders’ Meeting.

How to View Annual Meeting Materials

View McDonald’s 2005 Summary Annual Report, 2005 Financial Report and the Notice of 2006 Annual Shareholders’ Meeting and Proxy Statement at www.investor.mcdonalds.com.

How to Vote Your Proxy

To cast your vote*, please visit www.computershare.com/expressvote and follow the on-screen instructions. You will need the login validation details provided above to access the voting site. Your vote counts! Thank you for voting.

* Voting Instructions for McDonald’s Corporation Profit Sharing and Savings Plan and McDonald’s Ventures 401(k) Plan Participants

When casting your vote, you are directing the trustees of the Plan(s) in which you participate to vote the McDonald’s shares credited to your account(s) under the Plan(s). When you vote these shares, you should consider your own long-term best interests as a Plan participant. In addition, you are directing the trustees to vote shares held in the Plan(s) that have not been voted by other participants and/or vote McDonald’s Corporation Profit Sharing and Savings Plan shares that have not yet been credited to participants’ accounts. When you direct the vote of these shares, you have a special responsibility to consider the long-term best interests of other Plan participants.

Your above vote will apply to:

a. Shares credited to your account(s) under McDonald’s Corporation Profit Sharing and Savings Plan and/or McDonald’s Ventures 401(k) Plan

b. Shares not voted and shares that have not yet been credited to Plan participants’ accounts, if applicable

c. Shares you may hold at Computershare Investor Services, LLC (MCDirect Shares, certificate and book entry)

If you wish to vote all of your shares, including shares in McDonald’s Corporation Profit Sharing and Savings Plan and/or McDonald’s Ventures 401(k) Plan, in the same manner as shares you may hold at Computershare, simply follow the online voting instructions at www.computershare.com/expressvote.

If you do NOT want to vote all shares the same way, please contact Computershare at 1-800-MC1-STCK (1-800-621-7825) or 1-312-360-5129 (outside the U.S., Puerto Rico and Canada) for specific instructions. Your directions to vote shares held in the Plan(s) will be kept confidential by Computershare, the independent inspector of election.

Annual Shareholders’ Meeting Information

McDonald’s 2006 Annual Shareholders’ Meeting will be held at 9:00 a.m. Central Time (CT) on Thursday, May 25, 2006, at the Prairie Ballroom at The Lodge on McDonald’s Office Campus in Oak Brook, Illinois. Seating in the Prairie Ballroom is limited; however, overflow rooms will be available for viewing the meeting. Admission to the Prairie Ballroom will be provided to shareholders on a first-come, first-served basis.

Please bring proof of share ownership to the Annual Meeting to obtain an admission ticket. To help ensure the security of those attending the meeting, please be aware that all items brought to the meeting will be subject to inspection.

For additional Annual Meeting information, including directions and a map, go to www.investor.mcdonalds.com

Annual Meeting Webcast

Unable to attend McDonald’s 2006 Annual Shareholders’ Meeting in person? To view a live webcast of the Annual Shareholders’ Meeting, go to www.investor.mcdonalds.com on May 25 at 9:00 a.m. CT and click the appropriate link under “Webcasts.” The Annual Shareholders’ Meeting webcast and podcast will be available on demand for a limited time.

Other Information

In connection with viewing your annual meeting materials online, you may incur certain Internet access charges, such as fees from your Internet service provider or telephone company.

If you have any questions regarding your account, or if you would like to receive paper copies in the mail, call McDonald’s Corporation’s transfer agent, Computershare Investor Services, LLC, at 1-800-621-7825 or 1-312-360-5129 (outside the U.S., Puerto Rico and Canada). Alternatively, you may also submit your questions directly through Computershare’s secure, online contact form at www.computershare.com/ContactUs.

Thank you for participating in McDonald’s paperless Annual Meeting materials delivery.

McDonald’s Shareholder Services

This email and any files transmitted with it are solely intended for the use of the addressee(s) and may contain information that is confidential and privileged. If you receive this email in error, please advise us by return email immediately. Please also disregard the contents of the email, delete it and destroy any copies immediately. Computershare Limited and its subsidiaries do not accept liability for the consequences of any computer viruses that may be transmitted with this email.